SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549



                                   FORM 8-K
                                 CURRENT REPORT



                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



                                March 5, 1999

                                  Date of Report
                               (Date of earliest
                                 event reported)



                           CONSOLIDATED-TOMOKA LAND CO.
               (exact name of registrant as specified in its charter)



                                     FLORIDA
                    (State or other jurisdiction of incorporation)



         0-5556                                            59-0483700
    -------------                                        --------------
(Commission File Number)                                  (IRS Employer
                                                        Identification Number)

 149 South Ridgewood Avenue
     Daytona Beach, FL                                        32114
(Address of principal executive offices)                    (Zip Code)




                                  (904 255-7558)
                  (Registrant's telephone number, including area code)


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FORM 8-K, March 5, 1999
CONSOLIDATED-TOMOKA LAND CO.
COMMISSION FILE NO.  0-5556
EMPLOYER ID NO.  59-0483700


Item 5. Other Events

On December 28, 1998, Consolidated-Tomoka Land Co., the registrant, announced the signing of an agreement for the sale of its citrus business, Lake Placid Groves.
Several significant contingencies which could have precluded the agreement from moving forward to closing have been resolved to the satisfaction of the Buyers and Registrant. The inspection period has ended and the sale is scheduled for closure no later than April 8, 1999. The agreement provides for a sales price of $30,945,000 payable substantially in cash, which price was determined by arms-length negotiations.
The final sales amount is subject to post-closing adjustments which should not materially affect the stated sales price.

As previously reported in Form 8-K, filed December 28, 1998, the assets subject to sale include 3,300 acres of citrus groves, a fresh fruit packing plant and all the equipment and rolling stock associated with the business. The buyers are Alton D. Rogers, Lake Placid, Florida, and H. Wade
Walker, Lake Wales, Florida.

SIGNATURES

Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.


                         CONSOLIDATED-TOMOKA LAND CO.


Date: March 5, 1999            By:/s/ Bob D. Allen
                              ____________________________
                              Bob D. Allen, President
                              and Chief Executive Officer


Date: March 5, 1999            By:/s/ Bruce W. Teeters
                              _____________________________
                              Bruce W. Teeters, Senior
                              Vice President - Finance
                              and Treasurer
                              Chief Financial Officer

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